REVOLVING CREDIT AGREEMENT

   November 28, 1995

   Mr. Terry E. Trexler, President
   Nobility Homes, Inc.
   3741 S. W. 7th ST
   Ocala, FL   34478

   Dear Mr. Trexler:

   The following agreement is provided in an effort to clarify the terms, conditions and covenants relative to the $2,500,000 Line of Credit ("Line"), which was provided your organization by SunTrust Bank, North Central Florida (F/K/A SunBank/ North Central Florida). This agreement shall supersede the previous agreement dated January 6, 1994 and the
   modification of such on June 22, 1995.   The Line is offered subject to
   the following terms, conditions and covenants.

                               A.   TERMS OF LINE

   1.   Borrower:   Advances under the line shall be made to Nobility Homes,
        Inc. ("Borrower"), which shall be responsible for the repayment of the advances.

   2. Amount of Line: The maximum amount of the Line shall be Two Million, Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

   3.   Purpose:   Advances under the Line are to be used for general short-
        term working capital requirements which occur in the normal course of Borrower's business.

   4.   Term of Line:   The Line shall be represented and evidenced by a
        promissory note or notes, payable on demand of the Bank. The Bank's obligation to advance under this Line of Credit Commitment shall expire on April 1, 1996 and shall be subject to the Borrower's continued banking relationship with the Bank, as well as the continued satisfactory financial condition of the Borrower, in the opinion of the Bank.

   5. Interest Rate: Advances under the Line shall bear and accrue interest at a rate per annum which shall be the Borrower's choice of
        (a) the Bank's Prime Rate, which is defined as that rate of interest announced from time to time by the Bank as its Prime Rate or (b) the London interbank offering rate (LIBOR) as calculated on a daily rate basis plus 250 basis points. In either event, interest shall be due and payable monthly. Both rate basis are floating, with adjustments made the day of change.

   5.1  Calculation of Interest:   All interest under the Note or hereunder
        shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Bank shall otherwise elect.

   6.   Advances:   The sums contemplated to be advanced may be repaid and
        re-advanced pursuant to the terms hereof, so long as this agreement remains in effect. The advances may be repaid in whole or in part at any time without prepayment premium, penalty, or fee whatsoever.

   7.   Line of Credit Paydown:   During the term of this commitment, the
        outstandings under the Line shall be paid down to a balance not to exceed One and No/100 Dollars ($1.00) for thirty (30) consecutive days.

   8.   Loan Security:   The advances shall be extended on an unsecured
        basis; however, the Borrower shall not, without the prior written consent of the Bank, permit or suffer to exist any lien, charge, encumbrance, or security interest in or upon the Borrower's business assets, with the exception of floor plan lines of credit occurring in the normal course of business, in as much as they do not adversely impact the financial covenants detailed in this agreement.

                    B.   REQUIREMENTS AND CONDITIONS OF LINE

   1.   Financial Information:   Borrower shall maintain books and records in
        accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:

        (a) Quarterly Reports. Within 45 days after the end of each calendar quarter, an income statement and a balance sheet prepared in accordance with generally accepted accounting principles, certified by the chief financial officer or president of Borrower as being true and accurate;

        (b)  Annual Reports.   Within 90 days after the end of each fiscal
        year, an income statement and a reconciliation of surplus statement of the Borrower for such year, and a balance sheet as of the end of such year, prepared in accordance with generally accepted auditing standards certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Bank; and

        (c)  No Default Certificates.   Together with each report required by
        Subsection (a) and (b), shall submit a certificate of its president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto. In addition, in the event of a default, the Borrower's independent auditors (if applicable) shall include, within its audit report, a statement that, in the course of such audit, it discovered any circumstances which it believes constitutes a Default or Event of Default and if it discovered any such circumstances, the nature and duration thereof.

        If the Borrower has Subsidiaries, the financial statements required above shall be consolidated and, if required by the Bank, consolidating form for the Borrower and all Subsidiaries required by generally accepted accounting principles to be consolidated for financial reporting purposes, and/or,

        (d) Other Information. In addition to the financial statements required herein,the bank reserves the right to require other or additional financial or other information concerning the Borrower and/or its Subsidiaries.

   2.   Conditions Precedent to Borrowing.    Prior to any Advance of the
        proceeds of any Loan, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

   2.1  Conditions Precedent to Each Advance.    The following conditions
        shall have been satisfied prior to any advance, in the sole opinion of the Bank and its counsel:

        (a)  Advance Request.    Automatic advances under the line of credit
             to cover cash shortfalls in the Borrower's depository accounts with Bank as provided under the automatic sweep service currently in place with Bank are permitted. In the event of the need for a manual advance under the line, the Borrower shall deliver to the Bank a written request for Advance signed by an authorized officer of the firm as stated in the corporate resolutions.

        (b) No Default. No default shall have occurred and be continuing or will occur upon the making of the Advance in question.

        (c)  No Adverse Change.    There shall have been no material adverse
             change in the condition, financial or otherwise, of the Borrower or any Subsidiary from such condition as it existed on the date of the most recent financial statements of Borrower delivered prior to date hereof.

                         C.   COVENANTS OF THE BORROWER

   The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Borrower and each Subsidiary:

   1.   Use of Loan Proceeds.   Shall use the proceeds of the Loan only for
        the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the bank all evidence that it may reasonably require with respect to such use.

   2.   Insurance.   Shall maintain such liability insurance, workers'
        compensation insurance, and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank.

   3.   Payment of Taxes, Etc.   Shall pay before delinquent all of its debts
        and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other assurances).

   4.   Compliance; Hazardous  Materials.   Shall strictly comply with all
        laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by the Bank, neither the Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

   5.   Change in Business.   Shall not enter into any business which is
        substantially different from the business or businesses in which it is presently engaged.

   6.   Sale of Business.   Shall maintain its corporate existence, good
        standing and necessary qualifications to do business and shall not sell, lease, assign or otherwise dispose of any substantial portion of its assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business). Change in the principal ownership of the Firm will cause the Line to become immediately due and payable.

   7.   Financial Covenants.   At all times, the Borrower shall be in
        compliance with the following financial covenants on a consolidated basis:

        (a) The tangible net worth of the Borrower shall not be less than $5,500,000. at the end of any fiscal quarter;

        For purposes of this Agreement, the term "tangible net worth" shall be the networth of an Entity according to generally accepted accounting principles less any write-up of assets subsequent to October 31, 1993; deferred assets other than prepaid insurance and prepaid taxes; patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other intangibles; goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned thereto on the books of such Entity; unamortized debt discount and expense; and any other amounts categorized as intangibles under generally accepted accounting principles.

        (b) The ratio of current assets of the Borrower to current liabilities shall not be less than 1.5:1 as at the end of the fiscal quarter;

        (c) The current assets of the Borrower shall exceed its current liabilities by at least $2,500,000 as at the end of each fiscal quarter;

        (d) All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meaning shall be specified.

   8.   Events of Default.   Each of the following shall constitute an  Event
        of Default:

        (a) Any representation or warranty made by the Borrower or any other party to any Loan Document (other than the Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

        (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within the grace period provided in such Note or in the document or instrument evidencing such Indebtedness);

        (c) Any other obligation now or hereafter owed by the Borrower or any Subsidiary to the Bank shall be in default and not cured within any period of grace provided therein or any such Entity shall be in default under any obligation in excess of $75,000. owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto;

        (d) There shall occur any default by the Borrower or any other party to any Loan Document (other than the Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 12 and such default is not cured within any grace period provided in this Agreement or such other loan Document; or

        (e) The Borrower or any Subsidiary shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator or such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code ( as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency,

        (f) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of such Person any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

   9.   Remedies.   If any Default shall occur, the Bank may, without notice
        to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans. Should any Event of Default occur and not be cured within thirty (30) days following delivery of written notice complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested, the Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

   10.  Severability     No failure on the part of the Bank to exercise, and
        no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

   11   Survival of Representations.   All representations and warranties
        made herein shall survive the making of the loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to the Borrower, and until this Agreement is formally terminated in writing.

   10.3 Notices.   Any notice or other communication hereunder to any party
        hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

        The Bank:      SunTrust Bank, North Central Florida
                       Corporate Lending Division
                       203 E. Silver Springs Blvd.
                       Ocala, FL   34470

        The Borrower:  Nobility Homes, Inc.
                       3741 S. W. 7th Street
                       Ocala, FL   34474

   10.4 Valid Existence and Power. The Borrower and each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower and each other Entity which is a party to any Loan Document (other than the Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Entity, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

   11.  Commitment  Expiration:   This commitment shall expire unless it has
        been accepted in writing and the acceptance received by the undersigned on or before December 15, 1995.

   Please indicate your acceptance of this commitment and the terms and conditions contained herein by executing your acceptance immediately below and returning one executed copy of the Commitment Letter and Agreement to the Bank.

   We would like to express our appreciation for the opportunity you have given us to be of service, and look forward to an ongoing mutually satisfactory relationship.

   Sincerely,

   SunTrust Bank, North Central Florida

   Roy Hilgenfeldt
   Vice President
   Page 8 of 8
   Nobility Homes, Inc.
   November 28, 1995



   BORROWER'S ACCEPTANCE OF COMMITMENT AND AGREEMENT

   The above Revolving Credit Agreement is hereby accepted on the terms and conditions outlined therein.

   Nobility Homes, Inc.


   By:  _________________________________
        Terry E. Trexler, President

   Date: